Exhibit 10.1

USA RARE EARTH, INC.

RETIREMENT AGREEMENT

This Retirement agreement (this “Retirement Agreement”) is entered into by Barbara Humpton (“Executive”) and USA Rare Earth, Inc. (the “Company”).

1. Executive’s Separation. Executive shall retire from the Company, and shall resign from each position Executive holds as a manager, director or officer of the Company or of any of its subsidiaries or affiliates, including from Executive’s position as a member of the Board of Directors of the Company, as of October 1, 2026 (the “Separation Date”). Effective as of the Separation Date, the Employment Agreement between the Company and Executive (the “Employment Agreement”), dated September 28, 2025, shall terminate, and neither the Company nor Executive shall have any further obligations thereunder, except as provided herein.

2. Accrued Obligations. The Company shall pay or provide to Executive (or to Executive’s authorized representative or estate) (i) Executive’s accrued but unpaid base salary through the Separation Date, which shall be paid within the time required by applicable law, but no later than 30 days following the Separation Date, (ii) reimbursement for all incurred but unreimbursed expenses for which Executive is entitled to reimbursement in accordance with the Employment Agreement, (iii) vested benefits to which Executive may be entitled pursuant to the terms of any plan or policy sponsored by the Company and (iv) any other amounts required by applicable law.

3. Restricted Stock Units and Prorated Bonus. Provided that Executive (i) executes this Retirement Agreement, (ii) executes the General Release attached hereto as Exhibit A on or after the Separation Date and returns a copy of the signed General Release to the Company so that it is received by the Company at 100 W Airport Road, Stillwater, Oklahoma 74075, Attn: Chief Legal Officer, Email: Valerie.jacob@usare.com, no later than the expiration of the Consideration Period (as defined in the General Release), (iii) does not revoke Executive’s acceptance of the General Release pursuant to Section 4 thereof, and (iv) remains employed through October 1, 2026 and satisfies the Continuing Obligations (as defined below), then:

(a)	Executive will be permitted to retain the 219,329 restricted stock units granted to Executive under the Company’s 2024 Omnibus Incentive Plan on the Separation Date that are scheduled to vest on such date, and such units will vest such date, and will be settled within 30 days following such vesting; and

(b)	The Company shall pay Executive $500,000 representing a prorated portion of Executive’s annual bonus, based on the number of days in 2026 completed through the Separation Date and the level of performance achieved, payable in a lump sum as soon as administratively practicable, and within 60 days, following the Separation Date.

On the Separation Date, Executive shall forfeit all other restricted stock units held by Executive except as expressly provided in this Section 3. Executive acknowledges and agrees that Executive is not eligible for or due any payments, equity, benefits, or notice other than as provided in this Retirement Agreement. Executive acknowledges and agrees that Executive is not eligible for or due any payments or benefits under the USA Rare Earth, Inc. Severance and Change of Control Protection Plan.

4. Return of Company Property. Executive will return all property belonging to the Company, including but not limited to: computers, computer equipment, and/or software; telephones or personal data assistants; other equipment; keys and/or access cards or devices; credit cards; books or other publications; board materials; current or prospective client, and/or customer lists or information; all Company-related emails, files, or folders on Executive’s personal computers or communication devices; and other business records such as memoranda, letters, email communications, lists of fees, personnel data, employee lists, salary and benefits information (other than relating to Executive), lists of suppliers and vendors, financial data, training materials, marketing plans, notes, records, reports, manuals, handbooks, forms, formulas, contracts, catalogs, instructions, and all other documentation (whether in draft or final and electronic or hard copy form) relating to the Company’s business, and any and all other documents containing proprietary information furnished to Executive by any representative of the Company or otherwise acquired or developed by Executive in connection with her employment with the Company, regardless of the manner in which Executive acquired possession of the documents or property (collectively, “Company Materials”). The Company Materials shall at all times be the property of the Company. Within five days of the Separation Date, Executive shall return to the Company and shall confirm to the Company that Executive has returned any and all Company Materials and any and all copies thereof which are in Executive’s possession, custody, or control, including Company Materials retained by Executive in Executive’s office, automobile, personal electronic devices, or at Executive’s home.

5.Continuing Obligations. Executive acknowledges that the confidentiality, non-solicitation, non-disparagement, non-hire and cooperation provisions to which Executive is subject pursuant to Section 5 of the Employment Agreement (“Continuing Obligations”) survive the termination of Executive’s employment in accordance with their terms and are reasonable and necessary to protect the legitimate business interests of the Company. Executive agrees Executive remains bound by and will continue to comply with such Continuing Obligations. Executive further represents and warrants that Executive has not divulged any confidential information of the Company without the Company’s consent. The Company acknowledges that the non-disparagement covenant in Section 5 of the Employment Agreement and the indemnification provisions in Section 16 of the Employment Agreement and the Indemnification Agreement between the Company and Executive (the “Indemnification Agreement”), survive the termination of Executive’s employment in accordance with their terms.

6.Cooperation. Executive agrees to cooperate fully and in good faith with the Company and/or the Released Parties (as defined in the General Release) and their respective legal counsel (including in-house counsel) in any matters that have or may result in a legal claim against the Company and/or in any investigation or other government action, including any of the foregoing in which the Company and/or the Executive is required to provide information (including testimony) whether or not a party thereto. This requires Executive, without limitation, to (a) make herself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for Executive’s pre-approved out-of-pocket costs, and (b) notify the Company within three business days of any requests to Executive for information related to any pending or potential legal claim, investigation, or litigation involving the Company or with respect to which the Company is required or requested to provide information, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting the representative of the Company to be present during any communication of such information. Executive’s duty of cooperation will include, but not be limited to (i) meeting with the Company’s legal counsel (including in-house counsel) by telephone or in person at mutually convenient times and places in order to state truthfully Executive’s knowledge of matters at issue and recollection of events; (ii) appearing at the Company’s and/or its legal counsel’s request (including in-house counsel) (and, to the extent possible, at a time convenient to Executive that does not conflict with the needs or requirements of Executive’s then-current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Executive’s knowledge of matters at issue; and (iii) signing at the Company’s and/or its legal counsel’s (including in-house counsel’s) request any declarations or affidavits that truthfully state matters of which Executive has knowledge.

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7. Governing Law and Forum Selection. The parties agree that this Retirement Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict or choice of laws principles. The parties further agree that the exclusive forum for resolution of any dispute arising out of or in connection with this Retirement Agreement, Executive’s employment with the Company, and/or the separation of Executive’s employment from the Company will be in a state or federal court of appropriate jurisdiction in Delaware.

8. Counterparts. This Retirement Agreement may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Retirement Agreement.

9. Severability. To the extent permitted by applicable law, the Company and Executive hereby agree that any term or provision of this Retirement Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

10. Headings; References; Interpretations. Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Retirement Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Retirement Agreement nor any uncertainty or ambiguity herein shall be construed against any party, whether under any rule of construction or otherwise. This Retirement Agreement has been reviewed by each of the parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

11. Entire Agreement. This Retirement Agreement, which incorporates the General Release, the Indemnification Agreement and the provisions of Sections 5 and 16 of the Employment Agreement that survive termination of employment pursuant to their terms, is the complete understanding between Executive and the Company regarding the subject matter hereof. It replaces any other agreements, representations or promises, written or oral.

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IN WITNESS WHEREOF, the parties hereto have executed this Retirement Agreement with the intent to be legally bound.

Accepted by:

USA RARE EARTH, INC.

By:	/s/ Valerie Ford Jacob
Name:	Valerie Ford Jacob
Title:	Chief Legal Officer
Date:	July 19, 2026

EXECUTIVE

By:	/s/ Barbara Humpton
Name:	Barbara Humpton
Date:	July 19, 2026

Signature Page to Retirement Agreement

EXHIBIT A

GENERAL RELEASE OF CLAIMS

1. Release of Claims.

(a) As consideration for (and as a condition of) the payment to Barbara Humpton (“Executive”) of the consideration (and any portion thereof) referenced in Section 3 of the Retirement Agreement entered into by Executive and USA Rare Earth, Inc. (the “Company”) to which this General Release of Claims is attached (the “Retirement Agreement”), Executive, on behalf of Executive and Executive’s successors and anyone purporting to claim through or on behalf of Executive, hereby forever, fully and finally releases, acquits, and discharges the Company, and each of their respective parents, subsidiaries, and other affiliates and each of the foregoing entities’ respective past, present and future affiliates and subsidiaries and each of the foregoing entities’ respective predecessors, successors, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents, and benefit plans (and the fiduciaries of such plans), in their personal and representative capacities (collectively, the “Released Parties” and each a “Released Party”), from liability for – and does hereby covenant and agree never to institute or cause to be instituted any lawsuit, arbitration or similar proceeding against any of the Released Parties based upon – claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Executive has ever had, has claimed to have, now has, or could have against any Released Party by reason of any act, event, occurrence, or thing existing or occurring on or before the date that Executive signs this General Release (the “Signing Date”), including any and all claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities relating to Executive’s ownership of any interest in any Released Party, Executive’s employment with or engagement by any Released Party, Executive’s awards under any compensation or bonus plan or arrangement sponsored or maintained by any Released Party, or any other acts or omissions related to any matter existing or occurring on or prior to the Signing Date, including: (i) any alleged violation of any federal, state or local labor or employment law, including those relating to anti-discrimination and anti-retaliation, or any other local, state or federal law, regulation or ordinance, including, for the avoidance of doubt, Title VII of the Civil Rights Act of 1967, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (with respect to unvested benefits), the Fair Labor Standards Act of 1938 (with respect to rights and claims that may be legally waived and released by private agreement), the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Worker Benefit Protection Act (“OWBPA”), the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act of 1988, the Sarbanes-Oxley Act of 2002, the Equal Pay Act of 1963, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Fair Credit Reporting Act of 1970, the Oklahoma Anti-Discrimination Act, the Oklahoma Minimum Wage Act, retaliation claims under the Oklahoma Administrative Workers’ Compensation Act, retaliation claims under the Oklahoma Workers’ Compensation Act, the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act, the Florida Civil Rights Act of 1992, the Florida Whistleblower’s Act, the Florida Worker’s Compensation Law, the Florida Minimum Wage Act, the Florida General Labor Regulations, all including any amendments and their respective implementing regulations; and any federal, state or local wage and hour law; (ii) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, any Released Claims (as defined below); (iv) any claim, whether direct or derivative, arising from, or relating to, Executive’s status as a holder of any shares or interests in any Released Party; (v) any and all rights, benefits or claims Executive may have under (A) the USA Rare Earth, Inc. Severance and Change of Control Protection Plan, the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan, any employment agreement, incentive plan, bonus agreement, or award agreement, or otherwise with respect to any amount owed on or before the Signing Date or (B) any other agreement, plan or arrangement with, or sponsored or maintained by, any Released Party; and (vi) any claim for compensation or benefits of any kind through the Signing Date (collectively, the “Released Claims”); provided that the Released Claims do not include the Executive’s rights to receive the compensation and benefits set forth in Section 3 of the Retirement Agreement or any of Executive’s rights under the Indemnification Agreement or under Sections 5 or 16 of the Employment Agreement. THIS GENERAL RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.

(b) The parties intend for this General Release to be interpreted and construed as broadly as it appears on its face and to the broadest and fullest extent permitted under applicable laws.

(c) This General Release requires Executive to abandon all claims or proceedings Executive has against the Released Parties, including those on appeal, if any. If Executive has previously filed a claim against any of the Released Parties in a court of law or initiated a claim or proceeding against or about any of the Released Parties, Executive hereby agrees and covenants to take all steps necessary to cause such claims or proceedings to be dismissed with prejudice within three business days of executing this General Release. If Executive fails to comply with Executive’s obligations under this General Release, Executive agrees to pay all of the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any claims covered by this General Release or any Released Party’s efforts to enforce the terms of this General Release, except that this covenant not to sue does not apply to claims under the OWBPA and the ADEA. Although Executive is releasing claims that Executive may have under the ADEA, Executive may challenge the knowing and voluntary nature of this release before an arbitrator, the Equal Employment Opportunity Commission, or any other federal, state, or local agency charged with the enforcement of any employment laws. This provision is not intended to preclude otherwise available recovery of attorneys’ fees or costs specifically authorized under applicable law.

(d) The foregoing release does not release or impair (i) any rights to vested benefits under an employee benefit plan of any Released Party that is subject to ERISA and that cannot be released pursuant to ERISA, (ii) any claims first arising after the Signing Date or (iii) Executive’s ability to file a claim for unemployment insurance or workers’ compensation benefits or any state disability insurance.

(e) KNOWN AND UNKNOWN CLAIMS. EXECUTIVE UNDERSTANDS THAT THIS GENERAL RELEASE WAIVES AND RELEASES ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE THAT EXECUTIVE SIGNS THIS GENERAL RELEASE, EVEN IF EXECUTIVE DOES NOT HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS AT THE TIME EXECUTIVE SIGNS THIS GENERAL RELEASE. Executive acknowledges that Executive may later discover claims or facts in addition to or different from those which Executive now knows or believes to exist with regards to the subject matter of this General Release, and which if known or suspected at the time of executing this General Release, may have materially affected its terms. Nevertheless, Executive waives any and all claims that might arise as a result of such different or additional claims or facts.

(f) Protected Rights and Disclosures. Further, nothing in this General Release prevents Executive from filing any non-legally waivable claim, including a challenge to the validity of this General Release, with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief or recovery from the Released Parties as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives (and the Released Claims shall not include) Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity), and nothing herein or in any other agreement between Executive and any Released Party shall prohibit or restrict Executive from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to Executive from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law; or (v) disclosing or discussing sexual harassment or sexual assault disputes, or any other unlawful or unsafe Company conduct or practices. Nothing in this General Release requires Executive to obtain prior authorization before engaging in any conduct described in the previous sentence or to notify any Released Party that Executive engaged in any such conduct.

2. Acceptance of this General Release; Consideration Period for Waiver of ADEA Rights. Executive understands that Executive may take 21 calendar days from the date this General Release is presented to Executive to consider whether to sign and accept this General Release, subject to the additional terms and conditions in Section 4 below. For Executive’s acceptance to be effective, Executive shall return Executive’s signed General Release to the Company so that it is received by the Company at 100 W Airport Road, Stillwater, Oklahoma 74075, Attn: Chief Legal Officer, Email: Valerie.jacob@usare.com. By signing this General Release, Executive acknowledges and agrees that Executive has been advised of and understands the following: (a) Executive has carefully read and fully understands all terms and conditions of this General Release; (b) Executive is receiving valid consideration for this General Release that is in addition to anything of value to which Executive is already entitled; (c) this General Release does not waive rights or claims that may arise after it is executed; (d) by signing this General Release, Executive is waiving and releasing rights and claims under the ADEA (as amended by the OWBPA); (e) Executive has been given the opportunity to consult with an attorney of Executive’s choice before signing this General Release; (f) Executive will be provided 21 calendar days following Executive’s receipt of this General Release to consider this General Release before accepting it (the “Consideration Period”), or Executive has freely and knowingly waived the right to consider this General Release for the full Consideration Period by executing the General Release before the expiration of the Consideration Period. Changes to this General Release, whether material or immaterial, do not restart the Consideration Period.

3. No Admission of Wrongdoing. Executive acknowledges that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by any Released Party of any improper or unlawful conduct.

4. Effectiveness and Revocation of this General Release. Executive shall have an additional seven calendar days after signing and agreeing this General Release to revoke it (the “Revocation Period”). Executive may revoke Executive’s acceptance of this General Release by delivering a written statement during the Revocation Period to the Company’s Chief Legal Officer and Head of Human Resources, Email: legal@usare.com and hr@usarare.com, which clearly and unequivocally states that Executive is revoking Executive’s acceptance of this General Release and does not want to be bound by it. This General Release shall not become effective until 12:01 AM Central Standard Time on the eighth calendar day after the date on which Executive executes (and does not revoke) this General Release. If a notice of revocation is not received prior to the expiration of the Revocation Period, this General Release will take effect and will become irrevocable and binding.

5. Executive Acknowledgments; Advice to Consult with Legal Counsel. This is an important legal document. Executive is advised to consult with legal counsel of Executive’s choosing before signing this General Release.

(a) Executive acknowledges that Executive’s entry into this General Release (and non-revocation thereof) is a condition to Executive’s receipt of the consideration set forth in Section 3 of the Retirement Agreement, and that, in the absence of timely executing, returning, and not revoking this General Release and complying with its terms, Executive would not be entitled to receive such consideration (or any portion thereof).

(b) In entering into this General Release, Executive fully understands its binding effect of this General Release; the only promises made to Executive to sign this General Release are those stated in this General Release and the Retirement Agreement; Executive is signing this General Release knowingly, voluntarily and of Executive’s own free will; Executive relies on Executive’s own judgment in entering into this General Release and Executive has not relied on any representation or statement, written or oral, of any Released Party or Released Party’s agent that is not set forth in this General Release or the Retirement Agreement; and Executive understands and agrees to each of the terms of this General Release.

(c) This General Release and the releases and covenants contained herein shall be binding upon Executive, Executive’s heirs, executors, administrators, beneficiaries, trustees, successors, assigns, agents, and anyone purporting to claim through or on behalf of Executive. This General Release and the releases and covenants contained herein shall inure to the benefit of all Released Parties.

(d) Executive does not have and has not previously raised a claim of unlawful discrimination; retaliation; harassment; sexual harassment, abuse, assault, alleged criminal conduct, or other alleged unlawful employment practices or unlawful conduct against the Company or any of the Released Parties.

(e) Executive has reported to the Company any and all work-related injuries or occupational illnesses incurred by Executive during Executive’s employment with the Company.

(f) The Company properly provided any leave of absence because of Executive or Executive’s family member’s health condition or military service and Executive has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave.

(g) Executive has not engaged in any unlawful conduct related to the business of the Company.

(h) Executive has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on part of the Company.

(i) There has been no assignment or other transfer of any interest in any claim that Executive may have against the Released Parties, or any of them, and Executive agrees to indemnify and hold the Released Parties, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Released Parties, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer. This indemnity does not require payment as a condition precedent to recovery by the Released Parties against Executive under this indemnity.

6. Governing Law and Forum Selection. The parties agree that this General Release shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict or choice of laws principles. The parties further agree that the exclusive forum for resolution of any dispute arising out of or in connection with this General Release, Executive’s employment with the Company, and/or the separation of Executive’s employment from the Company will be in a state or federal court of appropriate jurisdiction in Delaware.

7. Counterparts. This General Release may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same General Release.

8. Severability. To the extent permitted by applicable law, the Company and Executive hereby agree that any term or provision of this General Release that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

9. Headings; References; Interpretations. Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire General Release and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this General Release nor any uncertainty or ambiguity herein shall be construed against any party, whether under any rule of construction or otherwise. This General Release has been reviewed by each of the parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

10. Entire Agreement. This General Release, which incorporates the Retirement Agreement, the Indemnification Agreement and the provisions of Sections 5 and 16 of the Employment Agreement that survive termination of employment pursuant to their terms, is the complete understanding between Executive and the Company regarding the subject matter hereof. It replaces any other agreements, representations or promises, written or oral.

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IN WITNESS WHEREOF, the parties hereto have executed this General Release with the intent to be legally bound.

Accepted by:

USA RARE EARTH, INC.

By:

Name:
Title:
Date:

EXECUTIVE

By:

Name:
Date:

Not valid if signed before the Separation Date

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